Exhibit 99.1

Press Release

Draft

Entrust Announces Fourth Quarter Fiscal Year 2006 Financial Results

•	Total revenues of $28.0 million – an increase of 13% from Q4, 2005 and 17% from Q3, 2006

•	Product revenues of $12.7 million – an increase of 40% from Q4, 2005 and 45% from Q3, 2006

•	Emerging Growth Products revenues of $3.9 million – an increase 289% from Q4, 2005 and 15% from Q3, 2006, representing 31% of total product revenue in Q4, 2006

•	Entrust generated over $4.3 million in positive cash flow from operations for the full year 2006

DALLAS – January 30, 2007 – Entrust, Inc. [Nasdaq: ENTU], a world leader in securing digital identities and information, today announced financial results for its fiscal quarter ended December 31, 2006.

Revenue for the fourth quarter was $28.0 million, an increase of 13% from $24.8 million in Q4, 2005, and a 17% increase from $24.0 million in Q3, 2006. Revenue in the fourth quarter was driven by product revenue, which increased 40% from Q4, 2005 and 45% from Q3, 2006. Product revenue of $12.7 million is the company’s highest attainment since Q4, 2000.

“2006 was a transformation year for Entrust; we dramatically grew our Emerging Growth Products revenue and market share, our PKI products experienced a resurgence at year-end with its highest quarterly revenue in two years,” said Bill Conner, Entrust chairman, president and chief executive officer. “We successfully integrated two acquisitions, returned the company to profitability in Q4 and generated positive cash flow from operations for the year.”

“In the quarter, both Entrust IdentityGuard and our Boundary Messaging solutions attained their highest quarterly product revenue and both were up well over 100 percent from last year,” Conner continued. “This achievement helped us exit the fourth quarter with 31 percent of our product revenue growing at nearly 300 percent year-over-year. I am pleased with the way we finished the second half of 2006 and look forward to building on our growth and profitability in 2007.”

Entrust recorded a Q4, 2006 net loss, calculated in accordance with GAAP, of $1.6 million, or $0.03 per share, compared to Q4, 2005 net income of $3.4 million, or $0.05 per share. On a non-GAAP basis the company recorded income of $129 thousand, or $0.00 per share. The non-GAAP figures exclude amortization of purchased intangibles and stock-option based compensation expense. See the financial table below reconciling these non-GAAP figures to GAAP.

For the full year 2006 the company generated over $4.3 million in positive cash flow from operations. The company ended Q4, 2006 with approximately $22.5 million in cash and marketable securities, and no debt.

“As we enter 2007, we are well positioned to continue our leadership position in the security market space,” Conner added. “Our new capabilities for 2007 include; expanding our IdentityGuard platform to include OTP Tokens, deploying our Extended Validation SSL certificates, extending our PKI offering to a hosted model, increasing our global eGovernment presence, delivering Group Share, our newest solution for helping secure shared data on corporate networks and enhanced offerings in the consumer fraud market.

These new capabilities coupled with the success of our emerging growth products positions us to grow product revenue significantly faster than the market.”

Financial Outlook:

Revenue:

Entrust is targeting total revenues for the first half of 2007 of between $54.0 and $56.0 million. Entrust is targeting total revenues for the full year of 2007 of between $115.0 and $120.0 million. The high-end of the first half and full year 2007 revenue outlook does not reflect all opportunities that are over $1.0 million as it is difficult to determine sizing, profiling and timing of certain large deals that are in the company’s funnel.

Earnings:

Entrust is targeting first half 2007 net loss in accordance with GAAP of between $0.02 and $0.04 per share. On a non-GAAP basis the company is targeting a profit of $0.02 to $0.04 per share for the first half of 2007.

Entrust is targeting a full year 2007 net income in accordance with GAAP of between breakeven or $0.00 per share to a net income of $0.04 per share. On a non-GAAP basis the company is targeting a profit of $0.11 to $0.15 per share for the full year 2007.

See the financial table below reconciling the non-GAAP figures to GAAP.

The following charges for the first half of 2007 and full year 2007, reconcile the GAAP and non-GAAP earnings per share:

•	A stock-based compensation charge in accordance with SFAS 123R of approximately $2.2 million, or $(0.04) per share for the first half of 2007 and $4.4 million, or $(0.07) per share for the full year 2007

•	Amortization charges of intangible assets primarily associated with the acquisition of Business Signatures, Orion and AmikaNow of approximately $1.2 million, or $(0.02) per share for the first half of 2007 and $2.4 million, or $(0.04) per share for the full year 2007.

Q4 Business and Financial Metrics:

•	Revenue of $28.0 million consisted of 45% product revenue ($12.7 million) and 55% services and maintenance revenue ($15.3 million). Product revenue of $12.7 million is the company’s highest attainment since Q4, 2000. The top five product transactions accounted for 16% of Q4, 2006 revenues. There were two product transactions of $1 million in Q4, 2006 and one transaction that contributed $1.0 million to total revenue in the quarter.

•	Emerging growth products (Entrust IdentityGuard, Boundary Messaging and Fraud Detection) accounted for $3.9 million, or 31% of product revenue, up 289% from $1.0 million in Q4, 2005 and up 15% from $3.4 million in Q3, 2006.

•	Entrust IdentityGuard achieved its highest quarterly revenue ever with $2.0 million of product revenue (included in the above Emerging Growth Products revenue). Entrust IdentityGuard transactions also reached their highest level at 38 this quarter, up from 23 in Q3, 2006. Entrust IdentityGuard pilots and trials increased 62 in the quarter, now totaling 288. In the quarter, U.S. Bank became Entrust’s first Risk Based Authentication customer with its initial purchase of Entrust IdentityGuard.

•	Public Key Infrastructure (PKI) products accounted for $8.1 million, or 63% of product revenue, up 6% from $7.6 million in Q4, 2005 and up 95% from $4.1 million in Q3, 2006. Entrust certificate services accounted for $1.5 million of product revenue, up 22% from $1.2 million in Q4, 2005.

•	Product revenue for the quarter was 34% Extended Government and 66% Extended Enterprise. The financial services vertical continued to be strong increasing 100% over Q4, 2005, accounting for approximately 29% of product revenue in Q4, 2006, driven by continued uptake of multi-factor authentication, zero touch fraud detection and boundary messaging.

•	The average purchase size in the fourth quarter was $99,000, an increase from $91,000 in Q4, 2005 and an increase from $83,000 in Q3, 2006. Total transactions in Q4, 2006 reached 108, which is up from 84 in Q4, 2005 and is up from 86 in Q3, 2006. Thirty-one, or 29% of the transactions were from new customers. The increase in new customers and total transactions was driven mainly by Entrust IdentityGuard, Boundary Messaging and PKI solutions.

•	Deferred revenue of $23.6 million increased $2.7 million over Q4, 2005.

Technology and Industry Highlights:

•	Entrust Introduced a Five Dollar One-Time-Passcode (OTP) Security Token to disrupts a $500 million security token market. The low price point of the Entrust OTP token will officially commoditize the OTP token market. In addition, Expedia will be the first customer for the Entrust IdentityGuard OTP token. In addition to the OTP token, Entrust customers will get to enjoy a range of authentication mechanisms because Entrust IdentityGuard supports multiple authenticators from a single platform, giving unprecedented flexibility and choice customers currently do not have with the existing OTP token vendors.

•	Expedia and Entrust signed a strategic deal in October to leverage a suite of security software from Entrust, including Entrust IdentityGuard, Entrust Entelligence, Entrust GetAccess, Entrust Messaging Server, Entrust Identity Management, Entrust Content Management and mobile workforce protection. Entrust’s solutions will now protect the world’s leading online travel company, helping them secure customers, employees and partners around the world.

•	Entrust and Digital Insight Corp., the leading on-demand banking provider, announced they formed a strategic relationship to further strengthen the layers of security protecting Digital Insight client financial institutions and their end-users. Under terms of the agreement, Digital Insight will offer its clients transaction monitoring using the Entrust TransactionGuard™ product.

•	Entrust Entelligence Group Share helps organizations protect data stored on corporate networks in a manner that is automatic and transparent to the end-user and persistent. With zero-touch folder administration, Entrust Entelligence Group Share offers unprecedented manageability allowing the ability to change permissions on a shared folder without having to modify the folder or its contents — eliminating the need to re-encrypt data when permissions are changed.

•	Entrust’s managed PKI service was added to the General Services Administration (GSA) list of approved shared service providers. This status enables Entrust to help federal agencies reap the security benefits of PKI without having to maintain the certification authority (CA) themselves. This status also enables Entrust to service federal government agencies needing to meet HSPD-12 and beyond.

•

Entrust announced that it is offering Extended Validation (EV) SSL Certificates for use with the next-generation of EV-aware browsers. Entrust Extended Validation SSL Certificates — commonly referred to as “EV” certificates — are expected to be an effective tool for helping to rebuild consumer confidence in online transactions by enabling strong visual cues that notify a user that a site is secure. The new technology can help increase consumer confidence by displaying prominent and consistent trust indicators in a browser’s address bar. In addition, Entrust was the first SSL vendor to activate EV SSL Certificates for Windows XP users with Internet Explorer 7.

•	Entrust released Entrust TransactionGuard 3.1.1, the latest iteration of its zero touch software-based monitoring tool that identifies potential fraudulent behavior and access patterns across the online channel. This version is fully integrated with Entrust IdentityGuard, enabling organizations to deploy a complete risk-based authentication solution for protecting end users.

•	Entrust and the United Kingdom’s Ministry of Defence announced an agreement that will see Entrust Authority™ Security Manager deployed in an effort to enforce the MoD’s strategy of centrally controlling policy to maintain a trusted network environment. The MoD sought a public key infrastructure (PKI) solution to manage authentication, digital signatures and encryption capabilities.

Entrust will host a live teleconference and Webcast on Tuesday, January 30, 2007 at 5:00 p.m. (Eastern), featuring Chairman, President and CEO Bill Conner and Chief Financial Officer David Wagner to discuss the company’s fiscal fourth quarter results and 2007 outlook. The conference call audio will be available live via dial-in at 1-800-733-7571 and via the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=73119&s=wm&e=1451029. Please log on approximately 15 minutes before the Webcast begins in order to register and to download and install any necessary audio software. An archive of the Webcast will be available for 90 days at the above Internet address.

For those unable to attend the live conference call, an audio replay will be available beginning at 7:00 p.m. (Eastern), Tuesday, January 30, 2007 through Tuesday, February 6, 2007 at 11:59 p.m. (Eastern). The North American replay number is 1- 877-289-8525 and the International replay number is 416-640-1917. Both numbers have a pass code of 21214963#.

Use of Non-GAAP Financial Measures

To supplement the financial results that are prepared and presented in accordance with accounting principles generally accepted in the United States, Entrust’s management prepares and uses non-GAAP financial measures for many of its internal financial, operating and planning reports. The company’s management believes that by excluding charges such as the purchased intangibles amortization in cost of goods sold, the amortization of purchased intangible assets in operating expenses, stock compensation expense, restructuring charges and write down of strategic investments from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors’ understanding of the company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

The non-GAAP measures are included to provide investors with supplemental information to facilitate their understanding of Entrust’s operating results and future prospects. Management uses these non-GAAP measures to assess its success in reducing the company’s cost structure, to measure its ongoing cash operating costs, and to establish budgets and operational goals. The presentation of this additional information should not be considered in isolation or as a substitute for financial and operating results prepared in accordance with accounting principles generally accepted in the United States, as non-GAAP measures are susceptible to varying calculations and they may not be comparable, as presented, to other similarly titled measures of other companies.

This press release contains forward-looking statements relating to Entrust’s projected revenue, net income and net loss per share for the first half of 2007 and full year ending 2007. Such statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are unforeseen operating expenses, unconverted customer opportunities, issues associated with revenue recognition, issues raised in connection with the review of quarterly financial results, and the risk factors detailed from time to time in Entrust’s periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Entrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Entrust’s Quarterly Report on Form 10-Q for the fiscal third quarter ended September 30, 2006. While Entrust may elect to update forward-looking statements in the future, Entrust specifically disclaims any obligation to do so, even if its estimates change.

About Entrust

Entrust, Inc. [NASDAQ: ENTU] is a world leader in securing digital identities and information. Over 1,450 enterprises and government agencies in more than 50 countries use Entrust solutions to help secure the digital lives of their citizens, customers, employees and partners. Our proven software and services can help customers in achieving regulatory and corporate compliance, while helping to turn security challenges such as identity theft and email security into business opportunities. For more information on how Entrust can help secure your digital life, please visit: www.entrust.com

Entrust is a registered trademark of Entrust, Inc. in the United States and certain other countries. In Canada, Entrust is a registered trademark of Entrust Limited. All Entrust product names are trademarks of Entrust. All other company and product names are trademarks or registered trademarks of their respective owners.

Investor Contact:	Media Contact:

David Rockvam	Michelle Metzger
Investor Relations	Media Relations
972-713-5824	(972) 713-5866
david.rockvam@entrust.com	michelle.metzger@entrust.com

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ENTRUST, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended, December 31st		Year Ended, December 31st
	2006	2005	2006	2005
Revenues:
Product	12,733	$9,081	35,487	$34,216
Services and maintenance	15,266	15,680	59,696	63,912

Total revenues	27,999	24,761	95,183	98,128

Cost of revenues:
Product	3,148	1,753	7,568	5,153
Services and maintenance	7,616	6,990	29,316	30,495
Amortization of purchased product rights	337	202	1,075	802

Total cost of revenues	11,101	8,945	37,959	36,450

Total gross profit	16,898	15,816	57,224	61,678

Operating expenses:
Sales and marketing	9,364	7,054	33,795	28,534
Research and development	5,647	3,822	19,795	16,439
General and administrative	3,621	2,548	14,275	11,534
Restructuring charges and adjustments	—	—	2,765	—

Total operating expenses	18,632	13,424	70,630	56,507

Income (loss) from operations	(1,734)	2,392	(13,406)	5,171

Other income (expense):
Interest income	232	652	2,177	2,357
Gain on sale of asset		—	—	200
Foreign exchange gain (loss)	26	(38)	(249)	(62)
Loss from equity investments	(101)	(99)	(445)	(760)
Writedown of long-term strategic and equity investments	—	—	(3,016)	—

Total other income (expense)	157	515	(1,533)	1,735

Income (loss) before income taxes	(1,577)	2,907	(14,939)	6,906

Provision for income taxes	(25)	(449)	284	532

Net income (loss)	$(1,552)	$3,356	$(15,223)	$6,374

Weighted average common shares used
Basic	60,064	59,949	59,877	60,834
Diluted	60,064	61,750	59,877	62,517

Net income (loss) per share
Basic	$(0.03)	$0.06	$(0.25)	$0.10
Diluted	$(0.03)	$0.05	$(0.25)	$0.10

ENTRUST, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2006	December 31, 2005
ASSETS

Cash and marketable investments	$22,527	$82,453
Accounts receivable, net of allowance for doubtful accounts	21,117	20,341
Other current assets	2,904	4,782
Property and equipment, net	2,721	2,677
Purchased product rights and other purchased intangible assets, net	13,843	2,086
Goodwill, net	60,214	12,713
Long-term strategic and equity investments	169	3,630
Other long-term assets, net	4,321	1,767

Total assets	$127,816	$130,449

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable and accruals	$20,268	$13,634
Accrued restructuring charges	24,518	25,949
Deferred revenue	23,575	20,895
Long-term liabilities	231	859

Total liabilities	68,592	61,337

Shareholders’ equity	59,224	69,112

Total liabilities and shareholders’ equity	$127,816	$130,449

The following supplemental tables provide non-GAAP financial measures used by the company’s management to evaluate operational results. The company believes this information may be useful to investors. In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company's earnings release contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of purchase product rights, non recurring restructuring and impairment charges. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

For additional information regarding these non-GAAP financial measures, see the Form 8-K dated January 31, 2007 that Entrust has filed with the Securities and Exchange Commission.

ENTRUST, INC.

SUPPLEMENTAL

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

	Three Months Ended, December 31st		Year Ended, December 31st
	2006	2005	2006	2005
Reconciliation of net income (loss) per GAAP to Non-GAAP income (loss):

GAAP net income (loss)	$(1,552)	$3,356	$(15,223)	$6,374
Adjustments for share-based compensation expense:
Cost of revenues	128	—	319	—
Sales and marketing	268	—	903	—
Research and development	152	—	414	—
General and administrative	529	—	1,640	—
Amortization of other purchased intangibles:
Cost of revenues	39	—	90	—
Sales and marketing	228	19	479	75
Amortization of purchased product rights	337	202	1,075	802
Restructuring charges and adjustments	—	—	2,765	—
Write-down of long-term strategic and equity investments	—	—	3,016	—
Tax effect on Non-GAAP adjustments	—	(66)	—	(263)

Non-GAAP income (loss)	$129	$3,511	$(4,522)	$6,988

Reconciliation of net income (loss) per diluted share according to GAAP to Non-GAAP income (loss) per diluted share:

GAAP net income (loss) per diluted share	($0.03)	$0.05	($0.25)	$0.10

Adjustments for share-based compensation expense	0.02	—	0.05	—
Amortization of other purchased intangibles:	—	—	0.01	—
Amortization of purchased product rights	0.01	0.01	0.02	0.01
Restructuring charges and adjustments	—	—	0.04	—
Write-down of long-term strategic and equity investments	—	—	0.05	—
Tax effect on Non-GAAP adjustments	—	—	—	—

	0.03	0.01	0.17	0.01

Non-GAAP income (loss) per diluted share	$0.00	$0.06	($0.08)	$0.11

Weighted average common shares used	60,064	61,750	59,877	62,517

Forward Looking Guidance

Earnings Per Share Range

	First Half 2007		Full Year 2007
U.S. GAAP measure	($0.04)	($0.02)	$0.00	$0.04
Adjustments to exclude the effects of amortization of purchased intangible assets	$0.02	$0.02	$0.04	$0.04
Adjustments to exclude the effects of expenses related to stock-based compensation	$0.04	$0.04	$0.07	$0.07

Non-GAAP figures	$0.02	$0.04	$0.11	$0.15